Exhibit 99.1
FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Closes the Acquisition and Lease of New A330-200 Aircraft
Stamford, CT. December 7, 2009 — Aircastle Limited (NYSE: AYR) announced today that one of its subsidiaries has taken delivery of a new Airbus A330-200 aircraft on long-term lease to Aerovías del Continente Americano (“Avianca”). This is Aircastle’s second new A330 transaction this year with Avianca, the flag carrier of Colombia and one of the largest airlines in Latin America.
Debt financing for this aircraft purchase was arranged and provided by Calyon and supported by a guarantee from Compagnie Française d’Assurance pour le Commerce Extérieur (“Coface”), the French export credit agency (“ECA”). This aircraft is an advancement of one of Aircastle’s new A330 aircraft order positions and the second new A330 placed with Avianca, with ten additional aircraft currently scheduled to deliver from Airbus between 2010 and 2012.
Ron Wainshal, Aircastle’s Chief Executive Officer commented, “We’re pleased to build on our strong relationship with Avianca and to participate in its fleet renewal program. This aircraft delivery took place as Avianca celebrates its 90th anniversary, and we congratulate them for reaching this significant milestone. This is our second ECA-supported financing with Coface and the latest in long line of transactions with Calyon. We look forward to doing more such business and are excited about the opportunities for growth that we see ahead as the global markets recover.”
Fabio Villegas Ramirez, Avianca’s CEO noted, “Avianca moves ahead with the process to renew its fleet, and will incorporate its fifth Airbus A330-200. This aircraft seats 252 passengers — 30 in business class and 222 in economy class. The aircraft will be assigned to cover flights between Colombia and the United States, Latin America and Europe. This new A330, which was leased from Aircastle, allows us to strengthen our commercial ties with this world leader in financial services and aircraft leasing.”

About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2009 Aircastle’s aircraft portfolio consisted of 128 aircraft and had 60 lessees located in 34 countries.
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Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, raise capital, pay dividends, and increase revenues, earnings and EBITDA and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and yields and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2008 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.